Exhibit 3.8

ARTICLES OF INCORPORATION

OF

C & H PACKAGING COMPANY, INC.

I, the undersigned, natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes), adopt the following Articles of Incorporation for such corporation:

Article 1. The name of the corporation shall be C & H Packaging Company, Inc.

Article 2. The period of existence shall be perpetual.

Article 3. The purposes shall be to engage in any lawful business or purpose whatever for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

Article 4. The corporation shall be authorized to issue 56,000 shares of stock, consisting of one class only, designated as “Common Stock,” with a $1.00 par value.

Article 5. The number of Directors shall be not less than four (4) nor more than seven (7). The initial Board of Directors shall consist of four (4) members who shall hold office until the first annual meeting of the Shareholders. Thereafter, the Shareholders shall set the number of Directors to be not less than four (4) nor more than seven (7).

The names and addresses of the persons constituting the initial Board of Directors are:

Name	Address No. and Street	City and State
John K. Clark	26 Alpine Drive	Hendersonville, NC 28739
Michael L. Hansen	777 E. Wisconsin Avenue	Milwaukee, WI 53201
John E. Haug	267 Cullen Drive	Winnipeg, Manitoba, Canada R3R 1X4
Jerrel Zimmerman	162 Abbywood Circle	Streamwood, IL 60103

This Article may not be altered, amended or repealed without the requisite affirmative vote of eighty-five percent (85%) of the issued and outstanding shares of the corporation’s voting stock.

Article 6. The address of the registered office in Milwaukee County is 777 East Wisconsin Avenue, P. O. Box 1215, Milwaukee, Wisconsin 53201, and the registered agent at such address is Michael L. Hansen.

Article 7. The name and address of the incorporator is:

Lon E. Roberts	500 Third Street
Wausau, Wisconsin 54401

Article 8. The transferability of any of the common stock of the corporation may be restricted from time to time by the shareholders by appropriate provisions in the Bylaws, or by agreement or agreements entered into by any shareholder or shareholders with the corporation and/or with any other shareholder or shareholders and/or any other third persons and the shares of the stock of such shareholder or shareholders shall thereupon be subjected to such Bylaws, agreement or agreements, and shall be transferable only upon proof of compliance therewith, provided, however, that such Bylaw, agreement or agreements shall be filed with the corporation and reference thereto placed on the certificate or certificates of stock.

Executed in duplicate on the 5th day of February, 1986.

/s/ Lon E. Roberts
Lon E. Roberts

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STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MARATHON	)

Personally came before me this 5th day of February, 1986, the above named Lon E. Roberts, to me known to be the person who executed the foregoing document and acknowledged the same.

/s/ Anita A. Seering
Anita A. Seering, Notary Public
Marathon County, Wisconsin
My commission expires 9/25/88.

Drafted by G. Lane Ware, Attorney at Law, Ruder, Ware, Michler & Forester, S.C., P. O. Box 1244, Wausau, Wisconsin 54401-1244.

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AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

C & H PACKAGING COMPANY, INC.

STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MARATHON	)

We, the undersigned, John K. Clark, President, and John E. Haug, Secretary, do hereby certify as follows:

1. The name of the Corporation is C & H Packaging Company, Inc., and the county of its registered office is Waukesha.

2. That the following is a full, true and correct copy of the Amendment to the Articles of Incorporation adopted by the unanimous written consent of the Shareholders on November 1, 1989:

RESOLVED, that Article 5 of the Articles of Incorporation be, and it hereby is, amended to read as follows:

Article 5. The number of Directors shall be not less than three (3) nor more than seven (7). Such number within such minimum and maximum limitation shall be fixed from time to time by, or in the manner provided in, the Bylaws.

This Article may not be altered, amended or repealed without the requisite affirmative vote of eighty-five percent (85%) of the issued and outstanding shares of the corporation’s voting stock.

*  *  *

IN WITNESS WHEREOF, we, the undersigned, John K. Clark, President, and John E. Haug, Secretary, have hereunto set our hands and have caused the corporate seal of said Corporation to be affixed hereto at Wausau, Wisconsin, this 1st day of November, 1989.

/s/ John K. Clark
John K. Clark, President

[CORPORATE SEAL]

/s/ John E. Haug
John E. Haug, Secretary

STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MARATHON	)

Personally came before me this 1st day of November, 1989, John K. Clark, President, and John E. Haug, Secretary, of the above-named Corporation, to me known to be the persons who executed the foregoing instrument, and to me known to be such President and Secretary of said corporation, and acknowledged that they executed the foregoing instrument as such officers as the deed of said Corporation, by its authority.

/s/ Robin L. Bentley
Robin L. Bentley, Notary Public
Marathon County, Wisconsin
My commission is permanent.

Drafted by Robin L. Bentley, Attorney at Law, Ruder, Ware, & Michler, S.C., P. O. Box 8050, Wausau, Wisconsin 54402-8050.

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ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

C & H PACKAGING COMPANY, INC.

1.	The name of the Corporation is C & H Packaging Company, Inc.

2.	Article 5 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

Article 5. The number of Directors shall be not less than three (3) nor more than nine (9). Such number within such minimum and maximum limitation shall be fixed from time to time by, or in the manner provided in, the Bylaws.

This Article may not be altered, amended or repealed without the requisite affirmative vote of eighty-five percent (85%) of the issued and outstanding shares of the corporation’s voting stock.

3.	The foregoing amendment was proposed on November 15, 1995 by the Board of Directors and adopted on November 15, 1995 by the Shareholders, pursuant to Section 180.1003, Wisconsin Statutes.

Executed as of the 14th day of February, 1996.

/s/ John K. Clark
John K. Clark, Chairman of the Board and Treasurer

Drafted By:	Return To:
G. Lane Ware, Esq. Ruder, Ware & Michler, S.C. P. O. Box 8050 Wausau, WI 54402-8050	Anita A. Seering, Paralegal Ruder, Ware & Michler, S.C. P. O. Box 8050 Wausau, WI 54402-8050

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

C & H PACKAGING COMPANY, INC.

(A Stock/For Profit Corporation)

The undersigned hereby executes the following Articles of Amendment to the Articles of Incorporation.

A.	Name of Corporation:

C & H Packaging Company, Inc.

Text of Amendment:

RESOLVED, THAT, ARTICLE 4 of the Articles of Incorporation shall be amended to read as follows:

Article 4. The Corporation shall be authorized to issue 56,000 shares of stock, consisting of two classes as follows, with all shares having a par value of One Dollar ($1.00) per share:

Voting Common Stock	Non-Voting Common Stock
6,000 Shares	50,000 Shares

Each share of stock issued and outstanding at the date of this Amendment shall be exchanged for one (1) share of Non-Voting Stock.

B.	Amendment to the Articles of Incorporation adopted on the 15th day of September, 1997, in accordance with Section 180.1003, Wis. Stats. (By the Board of Directors and Shareholders).

C.	Executed on behalf of the Corporation on the 15th day of September, 1997.

C & H PACKAGING COMPANY, INC.

By:	/s/ John K. Clark
JOHN K. CLARK, Chairman

THIS DOCUMENT DRAFTED BY:	RETURN COPY TO:
Robert W. Zimmerman, Esq. MALLERY & ZIMMERMAN S.C. 101 Grand Avenue Post Office Box 479 Wausau, WI 54402-0479 (715) 845-8234	MALLERY & ZIMMERMAN S.C. ATTN: Robert W. Zimmerman 101 Grand Avenue Post Office Box 479 Wausau, WI 54402-0479

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